Exhibit 10.8

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

- between -

Joel Bender

- and -

Cactus Wellhead, LLC

Re: Terms and Conditions of Employment of Joel Bender

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is made effective as of          , 2018 (the “Commencement Date”) by Cactus Wellhead, LLC (the “Employer”), and Joel Bender, an individual resident in Houston, Texas (the “Executive”).

RECITALS

(A)                               The Employer and the Executive entered into that certain Employment Agreement dated August 31, 2011 (the “Original Employment Agreement”).

(B)                               The Employer and the Executive desire to amend and restate the Original Employment Agreement, and each Party agrees that unless otherwise noted herein, any prior agreements with respect to the employment of the Executive with and by the Employer, including the Original Employment Agreement, shall be terminated and replaced in their entirety by this Agreement as of the Commencement Date.

(C)                               The Employer wishes to continue employing the Executive and the Executive wishes to continue to be employed upon the terms and conditions set forth in this Agreement.

(D)                               In this Agreement, the Employer and the Executive will be known as “Party” or “Parties” as the context requires.

(E)                                In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.                                      FORM, CONTENT AND GOVERNING LAW

1.1                               This Agreement comprises 7 Clauses and 2 Schedules and the contents of the Schedules are incorporated herein by reference as if fully set forth herein and are made a part of this Agreement for all purposes.

1.2                               Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 or as otherwise set forth herein.

1.3                               This Agreement will govern the Executive’s employment with the Employer during the Employment Period.

1.4                               This Agreement will be governed by the internal laws of the State of Texas without regard to conflict of laws principles.

2.                                      EMPLOYMENT, TERM AND DUTIES

2.1                               The Employer hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Employer, upon the terms and conditions set forth in this Agreement.

2.2                               Subject to the provisions of Clause 5, the initial term of the Executive’s employment under this Agreement will be 3 years, commencing on the Commencement Date.  After the end of the initial 3 year term, the Executive’s employment under this Agreement will continue automatically until terminated by either Party giving to the other Party between 90 and 120 days’ written notice of termination prior to the next anniversary of this Agreement that such Party does not wish to extend Executive’s employment.

2.3                               The Executive will serve as Senior Vice President, Chief Operating Officer and Secretary of the Employer.  The Executive will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board in the advancement of the best interests of the Employer.

2.4                               The Executive will perform his duties hereunder based at Houston, Texas, subject to reasonable travel.

2.5                               The Executive will be entitled to indemnification from the Employer to the maximum extent provided in the limited liability company agreement of Employer, as in effect on the Commencement Date, for acting as an officer or director or other representative of the Employer or its Affiliates when acting on behalf of the Employer or its Affiliates, as set forth therein.  Executive will be provided with directors and officers liability insurance to the same extent as that provided to other officers and directors of the Employer and its Affiliates.

3.                                      COMPENSATION AND BENEFITS

3.1                               Salary.  The Executive will be paid a salary of Three Hundred Thousand and 00/100 US DOLLARS (US $300,000.00) per annum, subject to increase but not decrease by the Board (the “Salary”), which will be payable in equal installments but no less frequently than monthly, and otherwise according to the Employer’s customary payroll practices.  The Salary will be reviewed in accordance with procedures established by the Board not less frequently than annually.  In addition to Salary, the Executive will be eligible to receive an annual bonus of up to 100% of Salary in the good faith discretion of the Board and as determined based on meeting annually set and agreed on budgetary and performance goals.

3.2                               Benefits.  The Executive will, during the Employment Period, be permitted to participate in such car schemes, expense reimbursement schemes, qualified pension, qualified profit sharing, bonus plans, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”).  The initial contribution level in the car scheme will be at $900 per month.

3.3                               Expense Reimbursements.  The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Employer’s policies in effect from time to time.

3.4                               Vacation.  The Executive will be entitled to six weeks paid time off (“PTO”) each year, such PTO to be governed by the terms of the Employer’s then-current policy regarding PTO.

3.5                               Tax Liabilities.  The Company shall deduct or cause to be deducted from the Salary, bonuses and other compensation payable to the Executive all taxes and amounts required by law to be withheld.

4.                                      NON-COMPETITION AND NON-SOLICITATION; CONFIDENTIALITY

As an additional inducement to the Employer to enter into this Agreement, and in order to protect the confidential information (including, without limitation, trade secrets) and goodwill of the Employer and its Affiliates, the Executive agrees that he will abide by the restrictions set forth in the Non-competition Agreement attached hereto as Exhibit A.

5.                                      TERMINATION

5.1                               The Employment Period, Salary, Benefits and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate upon the first of the following to occur:

(a)                                 the end of the term pursuant to Clause 2.2;

(b)                                 the death of the Executive;

(c)                                  the Disability of the Executive, effective immediately upon notice from either Party to the other;

(d)                                 termination by the Employer for Cause, effective immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

(e)                                  termination by the Employer without Cause, effective upon not less than ninety (90) days prior notice from the Employer to the Executive.

5.2                               Notwithstanding the provisions of Clauses 2.2 and 5.1, the Executive will be entitled to terminate his employment under this Agreement with or without Good Reason, upon not less than ninety (90) days prior notice from the Executive to the Employer.

6.                                      PAY ON TERMINATION

6.1                               If the Employer terminates this Agreement without Cause or if the Executive terminates his employment for Good Reason, then, as severance payments, the Employer will provide the Executive with a payment equal to the amount of the Executive’s then current Salary for (a) the remaining term of this Agreement (determined without regard to any extensions to the original 3 year term), if greater than one (1) year, or (b) one (1) year from the date of termination otherwise; and, in either such case, the Employer shall continue to provide Executive with all Benefits (other than car and expense reimbursement schemes) for that same period of time to which the Salary relates, subject to compliance by Executive with the Non-competition Agreement attached hereto as Exhibit A and the Executive’s execution of the Release Agreement set forth in Exhibit B. Applicable Salary payments will be made in a single lump sum cash payment to Executive (less all required withholding) within the sixty (60) day period immediately following the date of Executive’s separation from service.

6.2                               If the Employer terminates this Agreement for Cause, then the Executive will be entitled to receive his Salary and Benefits until the date on which the termination is effective.

6.3                               If this Agreement is terminated by either Party as a result of the Executive’s Disability, the Employer will pay the Executive’s Salary and Benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (a) six (6) consecutive months thereafter, or (b) the period until disability insurance benefits commence under any disability insurance coverage which may be provided by the Employer to the Executive.  Applicable Salary payments will be made in a single lump sum cash payment to Executive (less all required withholding) within the thirty (30) day period immediately following the date of Executive’s Disability.

6.4                               If this Agreement terminates as a result of the death of the Executive, the Executive (or his estate) will be entitled to receive his Salary and accrued Benefits through to the end of the calendar month in which his death occurs. Applicable Salary payments will be made in a single lump sum cash payment to Executive (less all required withholding) within the thirty (30) day period immediately following the date of Executive’s death.

6.5                               Except as otherwise specifically provided in Clauses 6.1 through 6.4 hereof and as required by law (including without limitation the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), the Executive’s entitlement to receipt of the Benefits will cease on the effective date of termination of this Agreement and the Executive will be entitled to accrue such Benefits only as provided in the plan providing for the relevant Benefit.  Notwithstanding the foregoing provision, if the Executive is entitled to severance payments under Sections 6.1, 6.3 or 6.4 of this Agreement, during such severance period, provided that the Executive elects continuation coverage of health insurance in accordance with COBRA, the Employer shall be required to pay the Executive’s portion of COBRA payments during the applicable severance period.  In the event that COBRA becomes unavailable to the Executive during any part of the severance period, the Employer at its sole cost shall obtain separate and materially similar health insurance coverage for the Executive during the applicable period of severance.  Notwithstanding anything to the contrary in this paragraph, the Employer’s obligation to provide the Benefits, COBRA payments or similar healthcare benefits provided by Section 6 will cease upon the date that the Executive becomes eligible to be covered under another group health insurance plan (other than Medicare), and provided further, if the Employer’s provision of benefits pursuant to this Section 6 would violate the nondiscrimination rules or would result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and the related regulations and guidance promulgated thereunder (the “ACA”), the Employer shall reform this Section 6 in a manner as is necessary to comply with the ACA.

7.                                      MISCELLANEOUS

General provisions pertaining to this Agreement are contained in Schedule 1 attached hereto.  Additionally, Schedule 2 of this Agreement contains grievance procedures and dispute resolution procedures.

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IN WITNESS WHEREOF the Parties have executed and delivered this Agreement to be effective as of the Commencement Date.

CACTUS WELLHEAD, LLC

By:
Name:
Title:

EXECUTIVE

Joel Bender

SIGNATURE PAGE TO JOEL BENDER AMENDED AND RESTATED EMPLOYMENT AGREEMENT

SCHEDULE 1:  DEFINITIONS AND GENERAL PROVISIONS

This is Schedule 1 to the Amended and Restated Employment Agreement between Cactus Wellhead, LLC and Joel Bender dated effective           , 2018.

DEFINITIONS AND GENERAL PROVISIONS

1.                                      Definitions.  In this Agreement and the Schedules, the following words and expressions will have the following meanings unless the context otherwise requires:-

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” means, with respect to any Entity, the power to direct or cause the direction of the management and policies of such Entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the governing body of the Employer, which shall be the Board of Managers.

“Cause” means the Executive:

(a)                                 is convicted of, or enters a nolo contendre or guilty plea with respect to a crime involving fraud, theft, embezzlement or other act of material dishonesty on behalf of the Executive, the Board’s loss of confidence in Executive because Executive is convicted of or enters a nolo contendre or guilty plea with respect to any felony or crime involving moral turpitude;

(b)                                 commits any other material breach of any of the provisions of this Agreement other than a breach which (being capable of being remedied) is remedied by him within fourteen (14) days of being called upon to do so in writing by the Employer; or

(c)                                  fails to perform his duties and responsibilities (other than a failure from Disability) for a period of thirty (30) consecutive days; provided, however, that the parties hereto agree that this is not a performance standard and relates solely to the Executive failing to perform his duties and responsibilities in any manner.

A termination for Cause shall only be made by action of the Board in a special meeting called for the purpose of considering the termination so long as Joel Bender or other Bender Managers (as defined in the limited liability company agreement of the Employer) do not intentionally fail to attend such meeting(s) to prevent the establishment of a quorum for conducting business.

“Disability” will be determined in accordance with section 2 below.

“Employment Period” means the term of the Executive’s employment under this Agreement as set out in Clause 2.2.

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“Good Reason” means any of the following, without the Executive’s prior written consent: (a) the Employer commits any material breach of any of the provisions of this Agreement; (b) the Employer assigns the Executive to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the Commencement Date; (c) the requirement by the Employer that the Executive be based anywhere other than Houston, Texas, provided that such a change in geographic location be deemed material; or (d) any decrease of more than ten percent (10%) in Executive’s Salary as it exists on the effective date of this Agreement. Notwithstanding the foregoing, prior to the Executive being eligible to terminate for Good Reason, the Executive must provide written notice of termination for Good Reason pursuant to this Agreement within the ninety (90) day period immediately following the initial existence of the condition at issue, and the Employer shall have the opportunity to cure such circumstances within the thirty (30) day period of receipt of such notice.  If the Employer cures the applicable condition, Good Reason shall not be deemed to exist.

2.                                      Disability.  For the purposes of Clause 5.1(c), the Executive will be deemed to have a “Disability” if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive’s duties under this Agreement for 3-consecutive months, or 3-months during any twelve-month period.  The Disability of the Executive will be determined by the examination of the Executive by a medical doctor selected by written agreement of the Parties upon the request of either Party by notice to the other Party.  If the Parties are unable to agree on the selection of a medical doctor, each of the Parties will select a medical doctor and the two medical doctors will select a third medical doctor who will conduct the examination to determine whether the Executive has a Disability.  The determination of the examining medical doctor will be final and binding on the Parties.  The Executive must submit to a reasonable number of examinations by the examining medical doctor and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records.  If the Executive is not legally competent then the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead for the purposes of submitting the Executive to the examination, and providing the authorization of disclosure required.  If requested by Employer, Executive will execute such further documents as are necessary to permit such disclosure in a timely manner.

3.                                      Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other party):

Executive:

Joel Bender

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Employer:

Cactus Wellhead, LLC
920 Memorial City Way
Suite 300
Houston, Texas 77024
Attention: Senior Vice President

4.                                      Further Assurances.  The Parties agree (a) to furnish upon request in a timely manner to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

5.                                      Waiver.

5.1                               The rights and remedies of the Parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

5.2                               To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement may be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the both Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.                                      Internal Revenue Code Section 409A.  The Parties intend that this Agreement will be administered in accordance with Section 409A of the Code and all regulations promulgated thereunder (“Section 409A”).  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder are either exempt or comply with Section 409A.  The Parties agree that this Agreement may be amended, as reasonably requested by either Party, as may be necessary to be exempt from or fully comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to either Party. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, Executive shall not be considered to have terminated employment with the Employer or any subsidiary or Affiliate thereof for purposes of this Agreement unless Executive would be considered to have incurred a “separation from service” within the meaning of Section 409A from the Employer or any of its subsidiaries or Affiliates.  Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A, and any payments described in this Agreement that are

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due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise.  Without limiting the foregoing and notwithstanding anything contained herein to the contrary, if Executive is deemed by the Employer at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid the imposition of additional taxes and interest on Executive under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-(6) month period measured from the date of Executive’s separation from service or (b) the date of Executive’s death.

7.                                      Assignments, Successors, And No Third-Party Rights.  This Agreement will inure to the benefit of, and will be binding upon, the Parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or be converted into or to which all or substantially all of its assets may be transferred.  The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

8.                                      Prior Agreements. The Parties agree that any prior agreements with respect to the employment of the Executive with and by the Employer, including the Original Employment Agreement, shall be terminated and replaced in their entirety by this Agreement as of the Commencement Date.  The Executive acknowledges and agrees that he has received all payments, benefits and other compensation to which he was entitled or could ever be entitled under the Original Employment Agreement and that he has no further rights, claims or entitlements under the Original Employment Agreement or any other prior agreements relating to his employment by the Employer prior to the Commencement Date, except for the payment of any base salary for the final pay period under the Original Employment Agreement through the Commencement Date to the extent not already paid.

9.                                      Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable and the invalid or unenforceable provision(s) shall be deemed replaced by valid and enforceable provisions that are consistent with the expressed intent of the Parties to the maximum extent permitted by applicable law.

10.                               Time Of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.                               Amendment. Any amendment to or modification of this Agreement shall be in writing and signed by both Parties.

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SCHEDULE 2:  GRIEVANCE PROCEDURES AND DISPUTE RESOLUTION

This is Schedule 2 to the Employment Agreement between Cactus Wellhead, LLC and Joel Bender dated effective          , 2011.

GRIEVANCE PROCEDURES AND DISPUTE RESOLUTION

1.                                      If the Executive wishes to obtain redress of any grievance relating to his employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Employer, he will apply in writing, setting out the nature and details of any such grievance or dissatisfaction, to the Board of Managers.

2.                                      In the event that there is a dispute arising out of or in any way relating to this Agreement, the Parties covenant and agree as follows:

2.1                               The Parties will first use their reasonable best efforts to resolve such dispute among themselves, with or without mediation.

2.2                               If the Parties are unable to resolve such dispute among themselves, they will use their reasonable best efforts to agree upon an individual arbitrator to settle the dispute.  Any award as a result of such arbitration will be final and binding upon the Parties and the Parties agree to abide by and perform any award rendered by the arbitrator.  Such a ruling will be non-appealable.

2.3                               If the Parties are unable to agree on a single arbitrator such dispute will be submitted to binding arbitration in Houston, Texas, pursuant to the Federal Arbitration Act, under the auspices of, and pursuant to the rules, of the American Arbitration Association’s Commercial Arbitration Rules as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three (3) arbitrators, one of which will be selected by the Executive, one of which will be selected by the Employer, and the third of which will be selected by the two arbitrators so selected.  Any award issued as a result of such arbitration will be final and binding upon the Parties as to all demands, complaints, claims, liens, obligations, liabilities or causes of action, including, but not limited to, all claims of unlawful employment discrimination, harassment or retaliation under state, local or federal law (including, but not limited to, the Texas Code, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family Medical Leave Act, the National Labor Relations Act, the Labor Management Relations Act, and the Employee Retirement Income Security Act of 1974, as amended), and will be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.  A ruling by the arbitrators will be non-appealable except as provided by the Federal Arbitration Act.  The Parties agree to abide by and perform any award rendered by the arbitrators except as provided by the Federal Arbitration Act.

2.4                               If either the Employer or the Executive materially breaches this Agreement or fails to comply with any final and non-appealable award and the other party thereafter seeks enforcement of any award rendered by the arbitrators, then the prevailing Party (designated by the arbitrators) to such proceeding(s) will be entitled to recover all of its costs and expenses from the non-prevailing Party, in addition to any other relief to which it may be entitled.

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2.5                               If a dispute arises and one Party fails or refuses to designate an arbitrator within thirty (30) days after receipt of a written notice that an arbitration proceeding is to be held, then the rules of the Federal Arbitration Act shall apply to designate the arbitrator not so designated by a Party.

2.6                               Either the Employer or the Executive may cause an arbitration proceeding to commence by giving the other Party notice in writing of such arbitration.  The Employer and the Executive covenant and agree to act as expeditiously as practicable to resolve all disputes by arbitration.

2.7                               The arbitration proceeding will be held in English.

2.8                               Notwithstanding anything contained in this Agreement to the contrary, neither the Employer nor the Executive will be precluded from seeking interim court action at any time after commencing arbitration and before the arbitrators are selected in the event the relief sought is equitable relief to preserve the status quo.  All such interim remedies shall not bind the arbitrators in connection with any subsequent rulings.  Legal process in any such action or proceeding may be served on any party anywhere in the world.

2.9                               Except as expressly provided herein and except for an action seeking injunctive or other equitable relief to enforce the provisions of this Agreement, no action may be brought in any court of law and EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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EXHIBIT A:  NON-COMPETITION

CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETITION, AND NON-RECRUITMENT

This AMENDED AND RESTATED NONCOMPETITION AGREEMENT (this “Agreement”), dated as of           , 2018, is made by and between Cactus Wellhead, LLC, a Delaware limited liability company (the “Company”), and Joel Bender (“Employee”).

RECITALS

WHEREAS, the Company is engaged in the business of                        (the “Business”);

WHEREAS, the Company and Employee entered into that certain Noncompetition Agreement dated August 31, 2011 (the “Original Noncompetition Agreement”);

WHEREAS, in connection with the initial public offering of Cactus, Inc., the Employee will be receiving equity awards in consideration for his services to Cactus, Inc. and the Company (the “Equity Awards”);

WHEREAS, in consideration of the Equity Awards, the Company and Employee desire to amend and restate the Original Noncompetition Agreement, which shall be terminated and replaced in its entirety by this Agreement as of the Effective Date (as defined below); and

WHEREAS, the Company and the Employee are parties to an Amended and Restated Employment Agreement of even date herewith (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.                                          Term. The term of this Agreement shall commence as of the date first set forth above (the “Effective Date”) and, except as set forth herein, shall remain in full force and effect until twelve (12) months after the date that Employee ceases to be an employee of the Company (the “Term”). Notwithstanding the foregoing, the Term of this Agreement shall terminate and this Agreement shall be of no further force and effect if Employee is entitled to severance or other payments under the Employment Agreement at or after the Termination Date (as defined below) and such payments are not made by the Company in accordance with the terms of the Employment Agreement.

Section 2.                                          Consideration.

(a)                                 The Company has provided and shall provide Employee access to Confidential Information (as defined below) and Employee acknowledges and agrees that the Company has entrusted and will be entrusting Employee, in Employee’s unique and special capacity, with developing the goodwill of the Company.  In consideration thereof and in consideration of the Equity Awards and as a condition to the Company’s employment of

Employee pursuant to the terms of the Employment Agreement, Employee voluntarily agrees to the covenants set forth in this Agreement.

(b)                                 In exchange for Employee’s promise not to disclose Confidential Information of the Company, the Company has provided and will provide Employee access to Confidential Information that is unknown to Employee. Employee and the Company agree that the consideration provided in this otherwise enforceable agreement gives rise to Company’s interest in restraining employee from competing.

Section 3.                                          Noncompetition and Nonsolicitation.

(a)                                 Acknowledgement. Employee recognizes and acknowledges that it is essential for the proper protection of the business and goodwill of the Company and for the proper protection of the Confidential Information that Employee be restrained: (i) from soliciting or inducing any employee of the Company to leave the employ of the Company; (ii) from soliciting the trade of or trading with the customers and of the Company for any business purpose competitive with the Company’s business; and (iii) from competing against the Company in connection with the Company’s business.

(b)                                 Noncompetition. During the Term, Employee will not, directly or indirectly, become or be interested in, employed by, or associated with in any capacity, any other person, corporation, partnership or other entity whatsoever (a “Person”) engaged in the Business or in any other businesses (the “New Businesses”) in which the Company was actively engaged as of the date Employee ceases to be an employee of the Company (the “Termination Date”) in the Applicable Areas (defined below), or in any geographic or market area in which the Company is conducting the Business or the New Businesses as of the Termination Date. Notwithstanding the above, nothing in this Agreement shall prevent Employee from owning, as an inactive investor, up to five percent (5%) of the securities of any competitor of the Company, which securities are listed on a national securities exchange. Furthermore, after the Termination Date, Employee may become employed in a separate, autonomous division of a Person (regardless of whether such Person is engaged in the Business or in one or more of the New Businesses) provided: (i) such division is not in competition with the Business or with one of the New Businesses, and (ii) Employee is not materially engaged in any other division or part of such Person.  The “Applicable Areas” shall be defined as (x)                   ; and (y) the following countries:                .

(c)                                  Non-Solicitation of Customers. During the Term, Employee shall not, on Employee’s behalf or on behalf of any other Person other than the Company, directly or indirectly, solicit, contact, call upon, communicate with or attempt to communicate with any Person which was a customer of the Company within twelve (12) months before the Termination Date for the purpose of soliciting or enticing any such Person to cease doing business with the Company or to begin doing business with any Person providing competing goods or services as the Company; provided, that the restrictions set forth in this Section 3(c) shall only apply to customers of businesses of the Company with which Employee was materially involved while an employee of the Company. For the avoidance of doubt, the Company acknowledges the Employee’s ownership and participation in Cactus Pipe & Supply, LLC and agrees that such ownership and participation does not, as of the date hereof, violate the terms and conditions of this Agreement.

(d)                                 Non-Solicitation of Employees. During the Term, Employee will not, directly or indirectly, hire, contract with, solicit, or encourage to leave the Company’s employ any of the Company’s employees.

(e)                                  Enforceability. The parties acknowledge and agree that the restrictions set forth in this Section 3 are narrowly tailored to protect the legitimate interests of the parties and are reasonable. If, however, at the time of enforcement of any of the provisions of this Section 3 a court holds that the restrictions stated herein are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of geographic area or scope of activity, or any other reason, the parties hereto agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances shall be deemed automatically substituted for the stated period, scope or area, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect. The parties also acknowledge and agree that in the event any provision of this Section 3 is declared void or unenforceable by any court in any state, such determination shall not affect any other provision of this Section 3.

Section 4.                                          Confidentiality.

(a)                                 Acknowledgement. Employee acknowledges and agrees that: (i) Employee during the term of the Original Noncompetition Agreement had access to and acquired, and during the Term will have access to and will acquire, certain confidential and proprietary information relating to the business and operation of the Company, including but not limited to information with respect to the existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, customer records and data of the Company, and other confidential information relating to the policies, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of the Company (collectively, the “Confidential Information”); (ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee’s own advantage or the advantage of others.

(b)                                 Non-Disclosure of Confidential Information. Employee covenants and agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns, and agrees that Employee shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone at any time, any of the

Confidential Information, whether or not developed by Employee; provided, however, that the foregoing shall not apply to: (i) any information generally available to the public or which becomes generally available to the public through no fault of Employee, but only from and after the date such information becomes so available; (ii) any information obtained by Employee from a third party which Employee has no reason to believe, after reasonable inquiry, is violating any obligation of confidentiality to the Company; or (iii) any information Employee is required by law to disclose provided that the Company is promptly given advance notice of and an opportunity to contest such disclosure.

(c)                                  Permitted Disclosures.  Nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.  Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  This Agreement does not require Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.

Section 5.                                          Intellectual Property. Employee understands and acknowledges that the Company shall have the sole and exclusive rights to anything relating to its actual or prospective business which the Employee conceives or works on, either in whole or in part, while employed by the Company and that all such work product shall be the property of the Company as “works for hire” under federal law and may also constitute the Company’s confidential and proprietary information. Accordingly, Employee agrees that he:

(a)                                 will promptly and fully disclose all such items to the Company and will not disclose such items to any other Person without the Company’s prior written consent;

(b)                                 will maintain on the Company’s behalf and surrender to the Company upon termination of his/her employment appropriate written records regarding all such items;

(c)                                  will, but without personal expense, fully cooperate with the Company, execute all papers and perform all acts requested by the Company to establish, confirm or protect its exclusive rights in such items or to enable it to transfer legal title to such items, together with any patents that may be issued;

(d)                                 will, but without personal expense, provide such information and true testimony as the Company may request regarding such items including, without limitation, items which Employee neither conceived nor worked on but regarding which Employee has knowledge because of Employee’s employment with the Company;

(e)                                  hereby assigns to the Company, its successors and assigns, exclusive right, title and interest in and to all such items, including any patents which have been or may be issued; and

(f)                                   hereby agrees that only such items in which Employee personally holds or claims an interest and which are not subject to this Agreement are listed on the Ownership Schedule attached hereto. The absence of an Ownership Schedule means that no such items exist.

Section 6.                                          Injunctive Relief. Employee acknowledges and agrees that in the event of any breach by Employee of any of Employee’s covenants or agreements contained herein, including, without limitation, a breach of Sections 3, 4, and 5, the Company would suffer substantial and irrevocable harm and money damages would not be a sufficient remedy for such a breach. Therefore, in the event of any such breach and in addition to any other remedy the Company may have at law or in equity in the event of any such breach, the Company shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from any breach of any of the covenants or agreements of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

Section 7.                                          Miscellaneous.

(a)                                 Notice. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given:

(i)                                     two days after deposit in the mail, if sent first-class United States mail;

(ii)                                  when delivered by hand (with written confirmation of receipt);

(iii)                               when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or

(iv)                              when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

if to Employee:

Joel Bender

Facsimile: 713-396-5810

if to the Company:

Cactus Wellhead, LLC

920 Memorial City Way, Suite 300

Houston, TX 77024

Facsimile: 713-396-5810

(b)                                 Assignment; Binding Effect. Neither the rights nor the obligations under this Agreement may be assigned by Employee without the written consent of the Company, which may be withheld for any reason. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs, personal representatives, and assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Employee’s obligations under this Agreement shall be binding upon Employee regardless of which office(s) of the Company Employee is employed at or position(s) Employee may hold and shall inure to the benefit of any successors or assigns of the Company.

(c)                                  Choice of Law. This Agreement shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law thereof.

(d)                                 Amendment; Waiver. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

(e)                                  Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision (expressly including, without limitation, any provision set forth in Section 3), shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable.

(f)                                   Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting it.

(g)                                  Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement regarding the subject matter hereof and supersedes all prior agreements (including, without limitation, the Original Noncompetition Agreement), arrangements, communications, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

(h)                                 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed on its behalf as of the Effective Date.

CACTUS WELLHEAD, LLC

By:
Name:
Title:

I,                                         , acknowledge and agree that I was given ample opportunity to evaluate this Agreement before I signed it, that I wish to accept the benefits of employment by the Company, that I understand the restrictions upon me as to competition after termination of my employment and I believe them to be reasonable and necessary to protect the Company, and that the Company will be entitled to stop, by court injunction, any violation of the restrictions by me.

EMPLOYEE

Joel Bender

EXHIBIT B:  RELEASE

RELEASE AGREEMENT

FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with Section 6.1 of the Amended and Restated Employment Agreement, dated as of        , 2018 (as amended and in effect from time to time, the “Employment Agreement”) between Cactus Wellhead, LLC (the “Company”), and me, I, on my own behalf and on behalf of my personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge the Company and its affiliates and all of their respective past and present officers, directors, managers, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all others connected with any of them (the “Released Parties”), both individually and in their official capacities, from any and all rights, liabilities, claims, damages, demands and causes of action, whether statutory or at common law (including any claim for salary, benefits, payments, expenses, costs, attorney’s fees, damages, penalties, compensation, remuneration, contractual entitlements) (collectively, “Claims”) relating to any matter occurring on or prior to the date of my signing of this Release Agreement (the “Release”), including any Claims resulting from, arising out of, or connected with my employment or its termination and any other Claims pursuant to: (a) any federal, state, foreign or local law, regulation or other requirement (including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and any other local, state, or federal anti-discrimination or anti-retaliation law, each as amended from time to time); (b) any other local, state or federal law, regulation or ordinance; (c) any public policy or common law; and (d) any contract I may have with any Released Party, including the Employment Agreement (collectively, the “Released Claims”); provided, however, that the foregoing release shall not apply to (i) any right explicitly set forth in the Employment Agreement to any payments and benefits to be provided in connection with the termination of my employment, (ii) any right or claim that arises after the date this release is executed, (iii) any right I may have to vested or accrued benefits or entitlements under any applicable plan, agreement, program, award, policy or arrangement of the Company and its parents, subsidiaries and affiliates, (iv) my right to indemnification and advancement of expenses in accordance with applicable laws and/or the certificate of incorporation and by-laws, limited liability company agreement or other governing documents of the Company and its parents, subsidiaries and affiliates, or any applicable insurance policy, or (v) any right I may have to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I, on the one hand, and any Released Party, on the other hand, are jointly liable. This Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, I am simply agreeing that, in exchange for the consideration received by me through this Release, any and all Released Claims that I may have against any Released Party, regardless of whether they actually exist, are expressly settled, compromised and waived. This Release includes matters attributable to the sole or partial negligence (whether gross or simple) or other fault, including strict liability, of any Released Party.

B-1

Notwithstanding the release of liability contained herein, nothing in this Release prevents me from filing any non-legally waivable claim (including a challenge to the validity of this Release) with the Equal Employment Opportunity Commission (“EEOC”) or other government agency; however, I understand and agree that I am waiving any and all rights to recover any monetary or personal relief as a result of such EEOC or other government agency proceeding or subsequent legal action.

In signing this Release, I acknowledge that (i) I have carefully read this Release; (ii) I have had at least twenty-one (21) days from the date of notice of termination of my employment, or in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), the date that is forty-five (45) days following such notice date, to consider the terms of this Release and that such time has been sufficient; (iii) I am hereby encouraged by the Company to seek the advice of an attorney prior to signing this Release and have had adequate opportunity to do so; (iv) I am not entitled to the consideration set forth in Section 6.1 of the Employment Agreement but for my entry into, and non-revocation of, this Release within the time provided to do so; and (v) I am signing this Release voluntarily and with a full understanding and acceptance of its terms, I understand the final and binding effect of this Release, and the only promises made to me to sign this Release are those stated in the Employment Agreement and herein.

I understand that I may revoke this Release at any time within seven days of the date of my signing by providing written notice to the Company of such revocation so that such notice is received by the Company no later than 11:59 P.M. on the seventh (7th) day after I sign this Release and that this Release will take effect only upon the expiration of such seven-day (7) revocation period (the “Effective Date”) and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release to be effective as of the Effective Date.

Joel Bender

Date

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